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                                                                 EXHIBIT 10.2(a)

                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT


        AMENDMENT (this "Amendment"), dated this 20th day of November, 2000, by and between i3 MOBILE, INC. ("i3 Mobile") and ROBERT M. UNNOLD ("Unnold").

        WHEREAS, i3 Mobile and Unnold are parties to that certain Employment Agreement, dated as of January 1, 1999 (the "Employment Agreement");

        WHEREAS, i3 Mobile and Unnold desire to amend the terms of the Employment Agreement.

        NOW, THEREFORE, in consideration of the mutual premises and upon the terms and subject to the conditions set forth herein, the parties hereto agree as follows:

        1. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Employment Agreement.

        2. The "WITNESSETH" section of the Employment Agreement is hereby amended by deleting the first paragraph thereof and replacing it with the following:

                "i3 Mobile is desirous of employing Unnold as Vice Chairman of the Board of Directors of i3 Mobile and Unnold is desirous of serving i3 Mobile in such capacity, all upon the terms and subject to the conditions hereinafter provided."

        3. Section 3 of the Employment Agreement is hereby amended by deleting the first paragraph thereof and replacing it with the following:

                "Unnold shall serve as Vice Chairman of the Board of Directors of i3 Mobile and shall have such powers and perform such duties as may from time to time be assigned by the Board of Directors of i3 Mobile."

        4. Section 5 of the Employment Agreement is hereby amended by deleting subsection (g) thereof in its entirety and replacing it with the following:

                "Incentive Compensation. For the first two contract years of this Agreement only, i3 Mobile agrees to pay Unnold a bonus (the "Bonus"), in addition to and separate from his Base Salary and subject to the achievement of certain mutually agreed upon performance goals, in an amount up to thirty-five percent (35%) of his Base Salary. Unnold shall be entitled to the Bonus on a prorata basis for partial achievement of the performance goals. Unnold shall not be entitled to receive a Bonus or other form of incentive compensation under this Agreement for any contract year beginning January 1, 2001 or thereafter."

        5. Except as set forth in this Amendment, all other terms and provisions of the Employment Agreement shall remain in full force and effect and are incorporated herein by reference.

        6. In the event of any conflict between the terms of the Employment Agreement and the Amendment, the terms of the Amendment shall govern.


        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                    i3 MOBILE, INC.


                                    By:    /s/ John A. Lack
                                           -------------------------------------
                                           John A. Lack
                                           President and Chief Executive Officer


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                                           /s/ Robert M. Unnold
                                           -------------------------------------
                                           Robert M. Unnold